                                                                  Rule 424(b)(3)
                                                      Registration No. 333-57813

                          NEXTLINK COMMUNICATIONS, INC.

                  PROSPECTUS SUPPLEMENT DATED FEBRUARY 19, 1999
                        TO PROSPECTUS DATED JULY 24, 1998

     The Selling Stockholders table on pages 16-17 of the Prospectus is hereby amended to (i) update the information regarding the following entities included in the Prospectus and their respective number of shares of Preferred Stock and
(ii) include additional Selling Stockholders:

                                                             Number of Shares of
Selling Stockholders                                           Preferred Stock
--------------------                                           ---------------


Massachusetts Mutual Life Insurance Company                         57,000

MassMutual High Yield Partners II LLC                               38,000

Teachers Insurance and Annuity Association                          20,000

Tribeca Investments, L.L.C.                                         90,000